Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of CIFC LLC (collectively, the "Company") on Form 10-Q for the quarter ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	November 9, 2016	/s/ STEPHEN J. VACCARO
Stephen J. Vaccaro
Co-President
(Principal Executive Officer)

Date:	November 9, 2016	/s/ OLIVER E. WRIEDT
Oliver E.Wriedt
Co-President
(Principal Executive Officer)

Date:	November 9, 2016	/s/ RAHUL N. AGARWAL
Rahul N. Agarwal
Chief Financial Officer
(Principal Financial Officer)